EXHIBIT 21

                          Description of Subsidiaries
                          ---------------------------

                                                  Jurisdiction of incorporation
       Name  of  Subsidiary                             or organization
       --------------------                       -----------------------------

1.     American  Flying  Crane  Corporation
       (formerly called American Dairy
       Holdings, Inc.)                            Delaware

2.     Heilongjiang Feihe Dairy Co., Limited      Kedong  County,
                                                  Heilongjiang  Province
                                                  The People's Republic of China

3.     Heilongjiang Sanhao Dairy Co., Limited     Kedong  County,
                                                  Heilongjiang  Province
                                                  The People's Republic of China

4.     BaiQuan Feihe Dairy Co., Limited           BaiQuan  County,
                                                  Heilongjiang  Province
                                                  The People's Republic of China